May 31 8:46 AM '84
   [illegible]
SECRETARY OF STATE
   [illegible]                                                       EXHIBIT 3.9



                            ARTICLES OF INCORPORATION

                                       OF

                        TOWN & COUNTRY TIRE SERVICE, INC.

                  I, the undersigned natural person of the age of eighteen (18) years or more, for the purpose of forming a business corporation under the laws of the State of North Carolina, as contained in Chapter 55 of the General Statutes of North Carolina, entitled Business Corporation Act, and the several amendments thereto, hereby set forth Articles of Incorporation as follows:

                                    ARTICLE I

                  Name. The name of the corporation is TOWN & COUNTRY TIRE SERVICE, INC.

                                   ARTICLE II

                  Period of Duration. The period of duration of the Corporation shall be perpetual.

                                   ARTICLE III

                  Purpose. The purpose or purposes for which the corporation is organized are:

                  In general, to have and exercise any and all powers that corporations have and may exercise under the laws of the State of North Carolina and as the same may be amended, except such powers as are inconsistent with the express provisions of these Articles.

                                   ARTICLE IV

                  Capital Stock. The aggregate number of shares that the corporation shall have authority to issue is One Hundred Thousand (100,000), divided into one class. The designation of the class, number of shares of the class, series, if any, within the class, and the par value, if any, of the shares of each class, or statement that the shares of any class are without par value, is as follows:

                                                       Number of                         Par Value
Class                     Series                       Shares                            Per Share
-----                     ------                       ------                            ---------
Common                    A                            100,000                           $1.00

                                    ARTICLE V

                  Preferences, Etc. The preferences, limitations and relative rights in respect of the shares of each class are as follows: None.

                                   ARTICLE VI

                  Consideration for Shares. The minimum amount of consideration for shares to be received by the corporation before it shall commence business is $500.00.

                                   ARTICLE VII

                  Registered Office and Registered Agent. The address of the initial registered office of the corporation is: 5 West Hargett Street, Suite 1000, City of Raleigh, County of Wake, State of North Carolina 27601, and the name of the initial registered agent at such address is William D. Harazin.

                                  ARTICLE VIII

                  Directors. The number of Directors of the corporation may be fixed by the bylaws, but shall not be less than one. The number of Directors constituting the initial Board of Directors shall be three, and the names and addresses of the persons who are to serve as Directors until the first meeting of shareholders or until their successors shall be elected and qualified are:
Ernie Ray Sears, Route 1, Fuquay-Varina, NC 27526; Emerson D. Beecher, 3920 Westra Drive, Raleigh, NC 27604; and Robert Mitchell Kinton, Route 1, Fuquay-Varina, NC 27526.

                                   ARTICLE IX

                  Incorporator. The name and address of the Incorporator is William D. Harazin, 5 West Hargett Street, Suite 1000, Raleigh, NC 27601.

                  IN TESTIMONY WHEREOF, I have hereunto set my hand this 30th day of May, 1984, A.D.

                                                        /s/  WILLIAM D. HARAZIN

NORTH CAROLINA
WAKE COUNTY

                  This is to certify that on the 30th day of May, 1984, before me a Notary Public, personally appeared William D. Harazin, who I am satisfied is the person named in and who executed the foregoing Articles of Incorporation, and I, having first made known to him the contents thereof, he did acknowledge that he signed and delivered the same as his voluntary act and deed for the uses and purposes therein expressed.

                  IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal this 30th day of May 1984, A.D.



                                     /s/  ELIZABETH A. ROBERTS
                                             Notary Public

My Commission Expires:  8-23-88

                                                                           FILED
                                                                         9:00 AM
                                                                     SEP 30 1993
                                                  EFFECTIVE_____________________
                                                               RUFUS L. EDMISTEN
                                                              SECRETARY OF STATE
                                                                  NORTH CAROLINA

                            ARTICLES OF AMENDMENT OF
                       TOWN & COUNTRY TIRE SERVICE, INC.

                  The undersigned corporation hereby executes these Articles of Amendment for the purpose of amending its charter:

                  1. The name of the corporation is Town & Country Tire Service, Inc.

                  2. The following amendment to the charter of the corporation was adopted by its shareholders on the 5th day of October, 1992, in the manner prescribed by law:

                  The name of said corporation is hereby changed to ITCO Tire Company.

                  3. The number of shares of the corporation outstanding at the time of such adoption was 6,000; and the number of shares entitled to vote thereon was 6,000.

                  4. The number of shares voted for such amendment was 6,000; and the number of shares voted against such amendment was zero.

                  5. Any exchange, reclassification or cancellation of issued shares will be effected in the following manner:

                                    None.

                  6. Any change in the stated capital of the corporation will be effected in the following manner:

                                    None.

                  7. The amendment herein effected does not give rise to dissenter's rights to payment for the reason that the only effect of such amendment is to change the name of said corporation.

                  IN WITNESS WHEREOF, these articles are signed by the President and Secretary of the corporation this 5th day of October 1992.

                                        TOWN & COUNTRY TIRE SERVICE, INC.

                                        BY:  /s/  A. BURWELL
                                           ------------------------------------
                                              President


                                        BY:  /s/  WILLIAM E. BERRY
                                           ------------------------------------
                                              Secretary

NORTH CAROLINA
WILSON COUNTY


                  I, Kathy Tant Webb, a notary public, hereby certify that on this 5th day of October, 1992, personally appeared before me Armistead Burwell and William E. Berry, each of whom being by me first duly sworn, declared that he signed the foregoing document in the capacity indicated, that he was authorized so to sign, and that the statements therein contained are true.



                                                     /s/  KATHY TANT WEBB
                                                     --------------------------
                                                     Notary Public

My Commission Expires:

6-5-94
---------------------------